Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated December 1, 2023 relating to the financial statements of Universal Technical Institute, Inc. and the effectiveness of Universal Technical Institute’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Universal Technical Institute, Inc. for the year ended September 30, 2023.

/s/ Deloitte & Touche LLP

Tempe, Arizona

March 26, 2024